UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 19, 2011

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

1. Appointment of New Chief Financial Officer

On April 8, 2011, Advanced Photonix, Inc. (“API” or the “Company”) filed a Current Report on Form 8-K (the “April 8-K”) with the Securities and Exchange Commission (the “SEC”) in which it disclosed that the Board of Directors of the Company (the “Board”) had appointed Robin Risser, the Company’s current Chief Financial Officer, Secretary and a member of the Board, to the newly created position of Chief Operating Officer.  In addition, the Company also disclosed in the April 8-K that the Board had initiated a Chief Financial Officer search process and that Mr. Risser would continue to serve as the Company’s Chief Financial Officer until the search process was completed.

On August 19, 2011, Advanced Photonix, Inc. (“API” or the “Company”) issued a press release announcing both that the Board had appointed Jeffrey Anderson as the Company’s new Chief Financial Officer and that Mr. Anderson would commence his employment with API beginning on Monday, August 29, 2011.  As previously disclosed in the April 8-K, Mr. Risser will relinquish his duties as Chief Financial Officer upon the commencement of Mr. Anderson’s employment on August 29, 2011, but will continue to serve the Company in his capacity as Chief Operating Officer, Secretary and as a member of the Board.

Mr. Anderson (age 52) has over 30 years of business experience, starting in public accounting and moving into a number of high technology companies.  From June 2002 until joining API, Mr. Anderson served as the Vice President of Finance of Semiconductor Components Industries, LLC, and the principal domestic operating subsidiary of ON Semiconductor Corporation.  Prior joining ON Semiconductor Corporation, he held various financial management positions at Honeywell, Maxtor, Integral Peripheral, and other private companies.  Mr. Anderson received his undergraduate degree in Accounting from the University of Minnesota and his MBA from Regis College in Denver. He passed the CPA exam in May of 1981 and the CMA exam in December of 1985.

There was no arrangement or understanding between Mr. Anderson, on the one hand, and any other person, on the other hand, pursuant to which Mr. Anderson was appointed to the position of Chief Financial Officer. Mr. Anderson does not have a family relationship with any current director or executive officer of the Company

On August 19, 2011, the Company entered into an employment agreement with Mr. Anderson (the “Anderson Employment Agreement”) pursuant to which Mr. Anderson will commence his employment as API’s new Chief Financial Officer on August 29, 2011. The Anderson Employment Agreement provides, among other things, that Mr. Anderson (i) will receive an annual base salary of $200,000, subject to possible increases no less frequently than annually; (ii) will be eligible to receive annual incentive compensation payments (A) if the performance based goals established under the Company’s current Executive Incentive Compensation Plan or any successor bonus plan (the “Bonus Plan”) are met or (B) in the event that the Bonus Plan is not in effect in any year, as determined by the Board; (iii) will receive severance payments under certain circumstances; and (iv) will be subject to standard limitations on competition or interference with the Company following termination. In particular, if Mr. Anderson’s employment is terminated by Mr. Anderson for Good Reason or by the Company Without Cause or due to Mr. Anderson’s Disability (each term as defined in the Anderson Employment Agreement), the Anderson Employment Agreement provides that, subject to Mr. Anderson’s execution and delivery of a general release within 60 days of his termination, the Company will, among other things, (x) continue to pay to Mr. Anderson for a period of one year commencing upon the first Eligible Payment Date (as defined in the Anderson Employment Agreement) following such termination (the “Pay-Out Period”) his base salary in effect at the time of termination; (y) pay Mr. Anderson any accrued but unpaid bonus earned by him under the Bonus Plan with respect to the fiscal year preceding the year of termination, plus a pro rated portion (based on a fraction, the numerator of which is the number of days in the fiscal year preceding the date of termination and the denominator of which is 365) of any bonus that would have been earned by him under the Bonus Plan for the fiscal year of termination assuming that his employment had continued for the full fiscal year; and (iii) use its reasonable best efforts to ensure that Mr. Anderson continues to participate in the Company’s group medical and dental health insurance plans during the Pay-Out Period and, in any event, pay to Mr. Anderson an amount equal to the monthly costs for such coverage. The Anderson Employment Agreement further provides that upon termination, Mr. Anderson will be subject to standard limitations on competition or interference with the Company for the longer of the Pay-Out Period or one year.

In addition to the preceding, the Anderson Employment Agreement also provides that Mr. Anderson will receive, effective upon the commencement of his employment, (i) a stock grant under the Company’s 2007 Equity Incentive Plan (as amended to date, the “2007 Plan”), covering 100,000 shares of Class A Common Stock of the Company, par value $.001 per share (each a “Share”), which will vest in quarterly installments on each of the first four anniversaries of the date of the grant; (ii) An option to acquire 160,000 Shares pursuant to the 2007 Plan at an exercise price per Share equal to fair market value of the Shares on the grant date, which will vest in quarterly installments on each of the first four anniversaries of the date of the grant; and (iii) a one-time relocation bonus in the amount of $50,000 (collectively, the “New Hire Provisions”).

This summary of the Anderson Employment Agreement is qualified in its entirety by reference to the Anderson Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

2. Executive Officer Amended and Restated Employment Agreements

Effective August 19, 2011, the Company entered into amended and restated employment agreements (collectively, the “Amended Employment Agreements”) with Richard Kurtz, the Company’s Chief Executive Officer, President and a member of the Board; Mr. Risser; and Steven Williamson, the Company’s Chief Technology Officer (collectively, the “Current Executives”), each of which supersedes Messrs. Risser’s, Kurtz’s and Williamson’s respective employment agreements dated November 30, 2009, which were included as Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K that was filed with the SEC on December 3, 2009.  The Amended Employment Agreements were entered into to ensure that the Current Executives’ respective employment agreements complied with amendments to Section 409A of the Internal Revenue Code of 1986, as amended, that occurred after their current employment agreements were executed on November 30, 2009 and, in the case of Mr. Risser, to also reflect changes to both his compensation and scope of duties in connection with his appointment as Chief Operating Officer.

The Amended Employment Agreements are substantially similar to the Anderson Employment Agreement, but (i) do not include any of the New Hire Provisions and (ii) provide for a two year Pay Out Period.  In addition and in connection with his appointment as Chief Operating Officer, Mr. Risser’s employment agreement has an effective date of April 1, 2011 and increases his base salary from $225,000 to $260,000.

This summary of the Amended Employment Agreements is qualified in its entirety by reference to the Amended Employment Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 8.01 - Other Events.

On August 19, 2011, the Company issued a press release announcing the Mr. Anderson’s appointment as Chief Financial Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Jeffrey Anderson.

10.2	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Richard Kurtz.

10.3	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Robin Risser.

10.4	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Steven Williamson.

99.1	Advanced Photonix, Inc. press release issued August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: August 19, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Jeffrey Anderson.

10.2	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Richard Kurtz.

10.3	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Robin Risser.

10.4	Employment Agreement dated August 19, 2011, between Advanced Photonix, Inc. and Steven Williamson.

99.1	Advanced Photonix, Inc. press release issued August 19, 2011.